Exhibit 13.2

                      Federal Deposit Insurance Corporation
                              Washington, DC 20549

                                    FORM F-4

                        QUARTERLY REPORT UNDER SECTION 13
                     OF THE SECURITIES EXCHANGE ACT OF 1934



            For Quarter Ended Mar 1996 FDIC Certificate Number 27245



                                 FIRSTSOUTH BANK
                (Exact name of Bank as specified in its charter)

     North Carolina                                       56-1597145
________________________                       ________________________________
(State of Incorporation)                       (I.R.S. Employer Identification)



                                    2946 South Church Street
                                             P O Box 2957
                                    Burlington, NC 27216
                              __________________________________
                           (address of principal executive offices)
                                            (zip code)


             Bank's telephone number, including area code  (910) 570-6000
                                                           ----- --------
                                           None
           (Former name, former address and former fiscal year, if changed since last report)

Indicate the number of shares outstanding of each of the Bank's classes of common stock, as of the latest practicable date.

   Common Stock, $3.33 PAR VALUE                              *1,829,218
   _____________________________                 ____________________________
                                                   (Shares outstanding as
                                                       of Mar 31, 1996)


*Reflects a 5% stock dividend paid on April 15, 1996 to shareholders of record on April 1, 1996.

                                    FIRSTSOUTH BANK

                                          FORM F-4

                                            INDEX






                                                                        PAGE
 ITEM 1. Financial Statements (Unaudited)

         Consolidated Balance Sheets Mar 31, 1996 and Dec 31, 1995          1

         Consolidated Statements of Operations
         Three months ended Mar 31, 1996 and Mar 31, 1995                   2

         Consolidated Statements of Operations
         Year to date ended Mar 31, 1996 and Mar 31, 1995                   3

         Statement of Changes in Stockholders' Equity
         Year to date ended Mar 31, 1996 and Mar 31, 1995                   4

         Statement of Cash Flows
         Year to date ended Mar 31, 1996 and Mar 31, 1995                   5

 ITEM 2. Management's Discussion and Analysis of Financial
         Condition and Results of Operations                                6

         Signature                                                          7

FIRSTSOUTH BANK

CONSOLIDATED
BALANCE SHEETS


                                                                          MAR 31,          DEC 31,
                                                                            1996             1995

ASSETS
Cash and due from banks                                                   6,770,125        6,392,955
Interest-bearing deposits with other financial institutions                       0                0
Federal funds sold and deposits at the FHLB                              15,273,039        5,997,195
Investment securities                                                    29,210,523       35,232,572
Stock in the Federal Home Loan Bank                                         508,000          430,700

Loans                                                                   124,469,176      116,166,005
Allowance for loan losses                                                (1,658,377)      (1,617,819)
                                                                       -------------   -------------
     Net loans                                                          122,810,799      114,548,186

Bank premises and equipment, net                                          4,065,197        4,128,453
Other assets                                                              2,668,338        2,623,865
                                                                       -------------   -------------
Total assets                                                          $ 181,306,021    $ 169,353,926
                                                                       -------------   -------------


LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
     Noninterest-bearing demand                                       $  28,237,083    $  19,795,352
     Interest-bearing demand                                             29,082,287       29,118,200
     Savings                                                             10,725,570       10,077,904
     Time                                                                94,949,656       92,380,321
                                                                       -------------   -------------
         Total deposits                                                 162,994,596      151,371,777

Advances from the Federal Home Loan Bank                                          0                0
Accrued expenses and other liabilities                                    1,647,529        1,836,015
                                                                      -------------    -------------
     Total liabilities                                                  164,642,125      153,207,792
                                                                      -------------    -------------

Shareholders' equity:
     Common stock, $3.33 par value. Authorized
     15,000,000 shares; issued 1,829,218 and
     1,813,000 respectively                                               6,092,492        5,755,783
     Paid -in capital                                                     9,177,903        8,013,011
     Retained earnings                                                    1,406,507        2,367,491
     Unrealized gain (loss) on securities available-for-sale                (13,006)           9,849
          Total shareholders' equity                                     16,663,896       16,146,134
                                                                      -------------    -------------

           Total  liabilities and shareholders' equity                $ 181,306,021    $ 169,353,926
                                                                      -------------    -------------

Stand-by letters of credit                                            $     353,748    $     429,748


Reflects a 5% stock dividend paid on April 15, 1996 to shareholders of record on April 1, 1996.

FIRSTSOUTH BANK

CONSOLIDATED
STATEMENT OF OPERATIONS



                                                                                 Three Months Ended Mar 31,
                                                                                      1996         1995

INTEREST INCOME

Interest and fees on loans                                                         $2,812,929   $2,342,803
Interest on Federal funds sold                                                         75,752      113,525
Interest on U.S. Treasury and Agency securities                                       437,041      352,496
Interest on State and Local Government Securities                                      25,457       24,789
Other securities                                                                        7,871        6,137
                                                                                   ----------   ----------
Total interest income                                                               3,359,050    2,839,750
                                                                                   ----------   ----------

INTEREST EXPENSE

Interest on demand deposits                                                           165,730      190,823
Interest on savings deposits                                                           64,003       63,833
Interest on time deposits                                                           1,298,255      935,098
Interest on other borrowings                                                            8,653        8,459
                                                                                    ----------  ----------
     Total interest expense                                                         1,536,641    1,198,213
                                                                                    ----------  ----------

Net interest income                                                                 1,822,409    1,641,537
Provision for loan losses                                                              65,000       55,000
                                                                                   ----------   ----------
Net interest income after provision for loan losses                                 1,757,409    1,586,537
                                                                                   ----------   ----------

NONINTEREST INCOME

Service charges on deposit accounts                                                   198,227      179,662
Mortgage loan fees                                                                     65,548       33,277
Other income                                                                           38,155       44,348
                                                                                   ----------   ----------
Total noninterest income                                                              301,930      257,287
                                                                                   ----------   ----------

NONINTEREST EXPENSE
Salaries and employee benefits                                                        642,400      586,579
Occupancy                                                                             102,656       96,843
Furniture and equipment                                                               126,063      141,767
Other operating                                                                       417,586      414,447
                                                                                   ----------   ----------
     Total noninterest expense                                                      1,288,705    1,239,636
                                                                                   ----------   ----------

Income before income taxes                                                            770,634      604,188
Income taxes                                                                          270,000      218,000
                                                                                   ----------   ----------
 Net income                                                                        $  500,634   $  386,188
                                                                                   ----------   ----------

     Net income per share                                                          $     0.26   $     0.21
                                                                                   ----------   ----------


Reflects a 5% stock dividend paid on April 15, 1996 to shareholders of record on April 1, 1996.

FIRSTSOUTH BANK

CONSOLIDATED
STATEMENT OF OPERATIONS

                                                                                                  Fiscal Year to Date Ended Mar 31,
                                                                                                   1996                     1995

INTEREST INCOME

Interest and fees on loans                                                                       $2,812,929               $2,342,803
Interest on Federal funds sold                                                                       75,752                  113,525
Interest on U.S. Treasury and Agency securities                                                     437,041                  352,496
Interest on State and Local Government Securities                                                    25,457                   24,789
Other securities                                                                                      7,871                    6,137
                                                                                                 ----------               ----------
     Total interest income                                                                        3,359,050                2,839,750
                                                                                                 ----------               ----------

INTEREST EXPENSE

Interest on demand deposits                                                                         165,730                  190,823
Interest on savings deposits                                                                         64,003                   63,833
Interest on time deposits                                                                         1,298,255                  935,098
Interest on other borrowings                                                                          8,653                    8,459
                                                                                                 ----------               ----------
     Total interest expense                                                                       1,536,641                1,198,213
                                                                                                 ----------               ----------

Net interest income                                                                               1,822,409                1,641,537
Provision for loan losses                                                                            65,000                   55,000
                                                                                                 ----------               ----------
Net interest income after provision for loan losses                                               1,757,409                1,586,537
                                                                                                 ----------               ----------

NONINTEREST INCOME

Service charges on deposit accounts                                                                 198,227                  179,662
Mortgage loan fees                                                                                   65,548                   33,277
Other income                                                                                         38,155                   44,348
                                                                                                 ----------               ----------
     Total noninterest income                                                                       301,930                  257,287
                                                                                                 ----------               ----------

NONINTEREST EXPENSE
Salaries and employee benefits                                                                      642,400                  586,579
Occupancy                                                                                           102,656                   96,843
Furniture and equipment                                                                             126,063                  141,767
Other operating                                                                                     417,586                  414,447
                                                                                                 ----------               ----------
     Total noninterest expense                                                                    1,288,705                1,239,636
                                                                                                 ----------               ----------

Income before income taxes                                                                          770,634                  604,188
Income taxes                                                                                        270,000                  218,000
                                                                                                 ----------               ----------
 Net income                                                                                      $  500,634               $  386,188
                                                                                                 ----------               ----------

     Net income per share                                                                        $     0.26               $     0.22
                                                                                                 ----------               ----------


Reflects a 5% stock dividend paid on April 15, 1996 to shareholders of record on April 1, 1996.

FIRSTSOUTH BANK

STATEMENT OF STOCKHOLDERS' EQUITY

YEAR TO DATE MAR 31, 1996


                                              Additional                  Unrealized       Total
                                Common        Paid-In       Retained     Gain (Loss)       Stockholders'
                                Stock         Capital       Earnings     on Securities     Equity
                           ---------------- ------------ ------------- ---------------   -------------

Balance Dec 31, 1995        $ 5,755,783    $ 8,013,011    $ 2,367,491   $     9,849      16,146,134

Additional stock sales           48,362        122,792
171,154

Net Income                                                    500,634
500,634

Cash dividend                                                (131,171)                     (131,171)

Stock Dividend                  288,347      1,042,100     (1,330,447)
0

Unrealized Loss                                                             (22,855)        (22,855)
                            -----------    -----------    -----------    -----------    -----------

Balance Mar 31, 1996        $ 6,092,492    $ 9,177,903    $ 1,406,507    $  (13,006)   $16,663,896



Reflects a 5% stock dividend paid on April 15, 1996 to shareholders of record on April 1, 1996



STATEMENT OF STOCKHOLDERS' EQUITY

YEAR TO DATE MAR 31, 1995


                                               Additional                         Unrealized           Total
                                  Common       Paid-In           Retained         Gain(Loss)        Stockholders'
                                  Stock         Capital           Earnings       on Securities          Equity
                            -------------- ----------------  ---------------   --------------     --------------

Balance Dec 31, 1994            5,628,034     $  7,684,637       $    965,268     $   (289,353)       $ 13,988,586

Additional stock sales             37,210           96,782                                                 133,992

Net income                                                            386,18                               386,188

Cash dividend
                                                                     (101,455)                            (101,455)

Unrealized Loss                                                                        113,982             113,982

Balance Mar 31, 1995         $  5,665,244     $  7,781,419       $  1,250,001     $   (175,371)       $ 14,521,293




STATEMENT OF CASH FLOWS

AS OF MAR 31, 1996




                                                                                                       FISCAL YEAR TO DATE
                                                                                                          ENDING MAR 31,
                                                                                                      1996             1995

Operating Activities
  Net income                                                                                   $    500,634            $    386,188
Adjustments to reconcile net income to net cash provided:
     Depreciation                                                                                    99,999                 110,067
     Amortization of premiums and discounts, net                                                      7,831                  10,922
     Unrealized gain (loss) AFS                                                                      34,629                (172,700)
     Net deferred loan origination costs                                                            (22,720)                 (1,378)
     Amortization of net deferred loan origination costs                                              9,079                   8,198
     Provision for loan losses                                                                       65,000                  55,000
    Loss on sales of bank premises and equipment                                                          0                  13,079
     Deferred income tax provision                                                                  (11,773)                (60,801)
     Increase in other assets                                                                       (32,700)               (239,535)
     Increase in accrued expenses and other liabilities                                            (188,486)                425,613
          Total adjustments to reconcile net earnings to cash                                       (39,141)                148,465
           Net cash provided (used by operating activity                                          1,248,021                 534,653
                                                                                               ------------            ------------
     Investing Activities
     Purchase of investment securities                                                           (2,078,642)             (1,089,892)
     Proceeds from maturities of investments                                                      7,980,931               1,222,289
     Net increase in loans from originations and principal repay                                 (8,313,997)             (6,350,234)
     Purchase of bank premises and equipment                                                       (163,255)                (95,902)
     Proceeds from sales of bank premises and equipment                                                   0                 (30,000)
          Net cash provided (used )by investing activities                                       (2,574,963)             (6,343,739)


Financing  Activities
     Net increase in deposits                                                                    11,622,819               5,225,227
     Proceeds from FHLB Advances                                                                          0                       0
     Cash dividend paid  on common stock                                                           (131,171)               (101,455)
     Proceeds from sale of stock                                                                    (22,855)                144,638
     Unrealized gain (loss) on AFS                                                                  171,154                (113,982)
                                                                                               ------------            ------------
          Net cash provided by financing activity                                                11,639,947               5,382,392

Net increase cash and cash equivalents                                                           10,313,005                (426,694)
Cash and cash equivalents, beginning of period                                                   12,390,150              14,840,493
                                                                                               ------------            ------------
 Cash and cash equivalents, end of period                                                        22,703,155              14,413,799

Supplemental cash flow disclosure:
     Interest paid year-to-date                                                                   1,949,407               1,034,673


ITEM 2 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

Results of Operations:

While the first quarter of 1996 proved to be another period of significant growth and profitability for FirstSouth Bank, the information most important to our shareholders revolves around our announcement on April 18 of FirstSouth Bank's proposed merger with Centura Bank.

On April 16, the Board of Directors voted to accept a proposal from Centura to acquire FirstSouth Bank. Under the terms of the agreement as proposed, FirstSouth shareholders will receive .56 shares of Centura stock for each share of FirstSouth stock. Centura stock is traded on the New York Stock Exchange under the symbol "CBC". As of April 29, the Centura stock was trading at $36.50 per share, giving each share of FirstSouth stock a computed value of $20.44.

Based on the number of shares outstanding and the Centura price on April 29, the FirstSouth shareholders will receive approximately $37.4 million in Centura stock. Based on the current offer, a shareholder who purchased 1,000 shares in the initial offering of FirstSouth at $11.00 per share, after splits and stock dividends, now has an investment valued at approximately $35,905, a total return of 226%.

The proposed merger with Centura will require approval by two-thirds of the FirstSouth shareholders and all applicable regulatory agencies. Each of you will receive a proxy statement prior to a special shareholders meeting tentatively scheduled to take place in August of this year.

During the first quarter of 1996, the Board of Directors voted to increase the quarterly cash dividend to $.07 per share effective with the February 15, 1996 dividend. This increase put the annual dividend rate at $0.28 compared to the $0.24 paid in 1995. At the March meeting of the Board of Directors, a quarterly cash dividend of $.07 per share was approved for all shareholders on record as of April 30, to be paid on May 15, 1996.

Centura stock is currently paying an annualized dividend of $1.00 per share. This equates to an annual dividend of $0.56 per share of FirstSouth stock, which compares favorably to our current annualized rate of $0.28. In addition to receiving a substantial premium over the market price of FirstSouth's stock prior to the announcement, FirstSouth shareholders will receive approximately a 100% increase in dividends per share.

While FirstSouth Bank continued to report excellent financial results, the directors voted that the partnership with a much larger and more diversified, progressive, North Carolina bank would create the most long-term value for our shareholders. We are very pleased to offer this opportunity to our shareholders, customers, and community. The product and system advantages offered by Centura, coupled with FirstSouth's excellent employees, position us to take advantage of future opportunities as they arise.

Under requirements of the Securities Exchange Act of 1934, the bank has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            FIRSTSOUTH BANK

Date:                                  By: /s/ Nancy E. Walker

                                            Nancy E Walker
                                            Cashier



Date:                                 By: /s/ Wade Williamson

                                            Wade Williamson
                                            President




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